Exhibit 10.1

THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND JUNIOR CONVERTIBLE NOTES

This THIRD AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND JUNIOR CONVERTIBLE NOTES (“Amendment”) is dated as of May 22, 2026, and is entered into by and among Roadzen Inc., a BVI business company limited by shares incorporated with limited liability in the British Virgin Islands (the “Company”), and _______________________ (the “Purchaser”). The Company and the Purchaser are hereinafter sometimes collectively referred to as the “Parties” and each individually as a “Party”.

RECITALS:

WHEREAS, the Company and the Purchaser are party to (i) that certain Securities Purchase Agreement dated November 20, 2025 (as amended on January 20, 2026 and February 25, 2026, the “November SPA”), and (ii) that certain Junior Convertible Note issued by the Company to the Purchaser pursuant to the November SPA, dated November 21, 2025, in the original principal amount of $5,555,555 (as amended on January 20, 2026, the “Note”);

WHEREAS, the Company and the Purchaser are party to that certain Securities Purchase Agreement, dated January 19, 2026 (the “January SPA”), pursuant to which the Company issued to the Purchaser that certain Junior Convertible Note, dated January 20, 2026, in the original principal amount of $5,555,555 (the “January Note” and together with the November Note, the “Notes”);

WHEREAS, the January Note includes dilutive issuance protection in Section 14, and the Parties desire to add substantially equivalent dilutive issuance protection to the November Note;

WHEREAS, the November Note includes a Holder Optional Redemption provision in Section 8(f), and the Parties desire to remove such provision;

WHEREAS, the Company and the Purchaser desire to amend certain terms and conditions of the November SPA, November Note and the January Note as provided herein;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment but not otherwise defined herein have the meanings given such terms in the November SPA, the November Note, the January SPA or the January Note, as applicable.

2. Amendments and Agreements regarding the November Note.

(a) the Installment Amount otherwise due and payable on April 21, 2026, and the Installment Amount due and payable on May 21, 2026, in each case, under the November Note are both hereby deferred until July 20, 2026. On July 20, 2026, the Company shall pay to the Holder, in cash, the aggregate amount of such deferred Installment Amounts, together with any accrued and unpaid Interest and Make-Whole Amount included therein, and July 20, 2026, shall be deemed to be an Installment Date solely for purposes of the payment of such deferred Installment Amounts. Each such deferred Installment Amount shall continue to accrue Interest under the November Note until paid in full.

(b) Section 14 of the November Note is hereby amended and restated in its entirety as follows: “14. DILUTIVE ISSUANCES. If, at any time after May 22, 2026 while this Note remains outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Ordinary Shares or Ordinary Share Equivalents entitling any Person to acquire shares of Ordinary Shares at an effective price per share that is lower than the then Conversion Price (such lower price, the ‘Base Conversion Price’ and such issuances, collectively, a ‘Dilutive Issuance’), other than (i) Excluded Securities and (ii) certain warrants to purchase an aggregate of 200,000 Ordinary Shares at an exercise price of $2.70 per Ordinary Share, pursuant to an agreement entered into prior to January 16, 2026, then the Holder shall be entitled to convert a portion of this Note equal to the aggregate consideration paid or that could be payable (without regard to any limitations on the exercise or conversion of any Ordinary Share Equivalents issued in such Dilutive Issuance) to the Company in such Dilutive Issuance at the Base Conversion Price. Conversions under this Section 14 shall be effected in accordance with Section 3 of this Note, but replacing each reference to ‘Conversion Price’ with Base Conversion Price.”

(c) Section 8(f) of the November Note is hereby amended and restated in its entirety as follows: “(f) Reserved.”

3. Amendments and Agreements regarding the January Note.

(a) Notwithstanding anything to the contrary in the January Note, including Section 1, Section 8(e) and Section 31(r) thereof, the Installment Amount otherwise due and payable on May 20, 2026 is hereby deferred until July 20, 2026. On July 20, 2026, the Company shall pay to the Holder, in cash, such deferred Installment Amount, together with any accrued and unpaid Interest and Make-Whole Amount included therein, and July 20, 2026 shall be deemed to be an Installment Date solely for purposes of the payment of such deferred Installment Amount. Such deferred Installment Amount shall continue to accrue Interest under the January Note until paid in full.

4. Amendment to November SPA Participation Right.

(a) Section 4(aa)(viii) of the November SPA is hereby amended and restated in its entirety as follows: “viii. Termination. The Participation Right shall terminate on December 20, 2027, except that the provisions of Section 4(aa)(vii) shall survive with respect to any Subsequent Financing consummated prior to December 20, 2027, in accordance with its terms.” For the avoidance of doubt, the Participation Right shall continue to survive any repayment, redemption or conversion of the January Note prior to such termination date and may be transferred by the Holder together with the January Note, but not separately therefrom, without the consent of any other party hereto.

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5. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of each of the following conditions:

(a) Signature. Each Party shall have delivered an executed counterpart of its signature page to this Amendment;

(b) No Event of Default. After giving effect to this Amendment and the transactions contemplated hereby, no Event of Default shall have occurred and be continuing; and

6. Shareholder Approval. The Company covenants to use commercially reasonable efforts to obtain the approval of its stockholders (the “Stockholder Approval”) for the issuance of Ordinary Shares issuable upon conversion of the Notes without violating the continued listing rules of the Nasdaq Stock Market, including Nasdaq Listing Rule 5635. The Company shall hold a meeting of its stockholders to obtain the Stockholder Approval (the “Stockholder Meeting”) no later than the earlier of (a) the date of the Company’s next annual general meeting or extraordinary general meeting of stockholders and (b) the date that is 60 days after the date on which the number of Ordinary Shares issuable upon conversion of the Notes (calculated by dividing the aggregate Conversion Amount of the Notes by the then-prevailing Conversion Price) first exceeds 20% of the total number of Ordinary Shares outstanding as of November 20, 2025. The Company shall use its commercially reasonable efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. If, despite the Company’s commercially reasonable efforts, the Stockholder Approval is not obtained at the initial Stockholder Meeting, the Company shall cause additional Stockholder Meetings to be held once every three months until such Stockholder Approval is obtained.

7. Affirmations. The Company acknowledges and agrees:

(a) the Notes, the November SPA, the January SPA and the other applicable Transaction Documents are legal, valid, binding and enforceable against the Company in accordance with their respective terms;

(b) the Company’s obligations under the Notes, the November SPA, the January SPA and the other Transaction Documents are not subject to any setoff, deduction, claim, counterclaim or defenses of any kind or character whatsoever;

(c) the Purchaser has fully and timely performed all of its obligations and duties in compliance with the Transaction Documents and applicable law, and has acted reasonably, in good faith and appropriately under the circumstances; and

(d) the amendments set forth herein do not constitute, and shall not be deemed to constitute, a waiver of any Event of Default or any other default, breach, right, remedy, power or privilege under the Notes, the November SPA, the January SPA, or any other applicable Transaction Document, except solely to the extent expressly set forth herein.

8. Severability. The illegality or unenforceability of any provision of this Amendment shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment.

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9. References. Any reference to the Notes contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Notes or any other Transaction Document to the Notes shall be a reference to the Notes as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

10. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Receipt by telecopy of any executed signature page to this Amendment shall constitute effective delivery of such signature page. This Amendment to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including “pdf”), shall be treated in all manner and respects and for all purposes as an original agreement or amendment and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or amendment was transmitted or communicated through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

11. Captions. Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

12. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Notes and the November SPA and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Notes, the November SPA, the January SPA or any other applicable Transaction Document. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Notes, the November SPA, the January SPA and the other applicable Transaction Documents are ratified and confirmed and shall continue in full force and effect. This Amendment constitutes the entire agreement, and supersedes all prior understandings and agreements, among the parties relating to the subject matter hereof.

13. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

14. Disclosure/8-K obligation. The Company will disclose the material terms of this Amendment and the transactions contemplated hereby in a Current Report on Form 8-K, and attaching this Amendment as an exhibit thereto, by not later than 8:30 a.m. on the Trading Day immediately following the execution of this Amendment (the “Form 8-K”). Upon the filing of such Form 8-K, the Company represents to the Holder that it shall have publicly disclosed all “material, non-public information” delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the date first written above.

Roadzen Inc.

By:	/s/ Jean-Noel Gallardo
Name:	Jean-Noel Gallardo
Title:	Chief Financial Officer

PURCHASER

By:
Name:
Title:

Signature Page to Third Amendment to Securities

Purchase Agreement and Notes

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